UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 30, 2011

China New Energy Group Company

 (Exact name of Registrant as specified in its charter)

Delaware	001-32691	65-0972647
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 20/F, Center Plaza, No.188 Jie Fang Road
He Ping District, Tianjin, 300042
People's Republic of China

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (011)-86-22-5829 9778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17CFR230.425)
☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act(17CFR240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.02. Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 30, 2011, the Company’s Board of Directors, after discussions with Child, Van Wagoner & Bradshaw, PLLC (“CVB”), the Company’s independent accountants, determined that the previously issued audited financial statements for  the fiscal year ended December 31, 2009 included in the Company’s Annual Report on Form 10-K (the “2009 10-K”) filed on April, 15, 2010, and the unaudited financial statements for the three months ended March 31, 2010, June 30, 2010 and September 30, 2010 included in its Quarterly Reports on Form 10-Q filed on May 24, 2011, August 17, 2011 and November 22, 2011 (collectively, the “2010 10-Qs”) should no longer be relied upon and that disclosure should be made and action should be taken to prevent future reliance.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which we plan to file shortly, will contain restated audited financial statements for the fiscal year ended December 31, 2009 as well as restated  unaudited financial statements for the three months ended March 31, 2010, June 30, 2010 and September 30, 2010.

In recording the costs incurred in connection with the installation of the outdoor and indoor pipelines in property developments, the Company had been recognizing the connection fees based on the percentage of completion method while capitalizing the equipment and amortizing it over the useful life of the equipment. After discussions with CVB the Company has determined that the appropriate accounting treatment is to recognize the cost of the equipment concurrently with the associated revenues. The effect of this error in accounting treatment was to significantly overstate the Company’s income in prior periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2011

CHINA NEW ENERGY GROUP COMPANY (Registrant)

By:	/s/ Yangkan Chong
Yangkan Chong
Chief Executive Officer